Exhibit 99.1

                   PRESS RELEASE OF MATRIXX INITIATIVES, INC.

  MATRIXX INITIATIVES, INC. ANNOUNCES DIRECTORS, NEW PRODUCTS AT ANNUAL MEETING

     PHOENIX, AZ, May 1, 2003/PRNewswire/ - Matrixx Initiatives, Inc. (NASDAQ:
MTXX), developer and distributor of the expanded line of Zicam(R) products, announced at the Company's 2003 Annual Shareholders Meeting held on April 30 that shareholders had elected two directors, Edward E. Faber and L. White Matthews, III to its Board of Directors for a three-year term or until their successors are elected. Mr. Faber currently serves as Chairman of the Board and Mr. Matthews is a newly elected director who will also serve as Chairman of the Audit Committee.

     The Company also announced the introduction of three new products that complement the current family of Zicam Cold Remedy products. All three products, Zicam Cold Remedy Chewables, Zicam Cold Remedy RapidMelts and Zicam Oral Mist, utilize quick-dissolving oral delivery systems, which are designed to appeal to consumers who prefer not to use nasal applications. All three products contain clinically proven active ingredients that actually shorten the duration and severity of the common cold. They are non-drowsy, non-habit forming and are convenient to use. All products will be available for the 2003-2004 cold season.

ABOUT MATRIXX INITIATIVES, INC.

     Matrixx Initiatives, Inc. is engaged in the development, manufacture and marketing of innovative drug delivery systems for over-the-counter (OTC) pharmaceuticals. Zicam, LLC, its wholly-owned subsidiary, produces, markets and sells Zicam(R) Cold Remedy nasal gel, a patented, homeopathic remedy that has been clinically proven to significantly reduce the duration and severity of the common cold. In studies published in the October 2000 issue of ENT - EAR, NOSE AND THROAT JOURNAL, and separately in the January 2003 issue of QJM: AN INTERNATIONAL JOURNAL OF MEDICINE, the Zicam Cold Remedy product was shown to reduce significantly the duration of the common cold. The company also manufactures and markets a full line of Zicam brand pharmaceuticals, including Zicam Allergy Relief nasal gel, a homeopathic remedy designed to provide relief to allergy sufferers; Zicam Cold Remedy Swabs; Zicam Kids Size Cold Remedy Swabs; Zicam Extreme Congestion Relief; Zicam Sinus Relief; and Zicam Nasal Moisturizer. For more information regarding Matrixx products, go to www.zicam.com. To find out more about Matrixx Initiatives, Inc. (NASDAQ:MTXX), visit our website at www.matrixxinc.com. For additional information, contact William Hemelt, chief financial officer, 602-387-5353, whemelt@matrixxinc.com, or Lynn Romero, investor relations, at 602-387-5353, lromero@matrixxinc.com. Matrixx is located at 2375 East Camelback Road, Suite 500, Phoenix, Arizona 85016.
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MATRIXX INITIATIVES, INC. FORWARD LOOKING STATEMENT DISCLAIMER:

     THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE COMPANY'S INTENTION TO EXPAND THE ZICAM PRODUCT LINE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED OR QUANTIFIED AND ARE BEYOND THE COMPANY'S CONTROL. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING STATEMENTS. SOME FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, DIFFICULTIES AND DELAYS IN INTRODUCING, MANUFACTURING AND MARKETING THE COMPANY'S NEW PRODUCTS, THE FAILURE OF REQUIRED STABILITY STUDIES FOR THE NEW PRODUCTS, LACK OF MARKET ACCEPTANCE FOR THE NEW PRODUCTS AND UNFORESEEN EXPENSES INCURRED IN CONNECTION WITH THE PRODUCTION AND LAUNCH OF THE NEW PRODUCTS. OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE DESCRIBED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.